UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current report pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 11, 2008

Kansas City Southern
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-4717 (Commission File Number)	44-0663509 (IRS Employer Identification No.)
427 West 12th Street
Kansas City, Missouri 64105
(816) 983-1303
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EXHIBIT 3.1
EXHIBIT 3.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
5.02(e)
On November 11, 2008, the Compensation and Organization Committee of the Board of Directors (the “Committee”) of Kansas City Southern (the “Company”) approved a salary of $320,000 per year for Michael W. Upchurch, the Company’s Executive Vice President and Chief Financial Officer. Mr. Upchurch was promoted to Executive Vice President and Chief Financial Officer, as reported in the Company’s Current Report on Form 8-K filed by the Company on October 22, 2008.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
5.03(a)
On November 11, 2008, the Board of Directors of the Company approved an amendment and restatement of the Company’s Bylaws (the “Bylaws”), effective immediately. A description of the provisions amended (other than certain immaterial changes) and, if applicable, the previous provisions, is provided below. This description is a summary of the amendments to the Bylaws and is qualified in its entirety by reference to the Amended and Restated Bylaws (with amendments marked) filed herewith as Exhibit 3.1 and incorporated herein by reference. A clean copy of the Amended and Restated Bylaws is filed herewith as Exhibit 3.2.
Advance Notice Provisions. The Company’s advance notice provisions, which are set forth in Article I, Sections 2, 9 and 11 of the Bylaws, have been amended and restated. As amended and restated, these sections clarify and add new requirements to the advance notice requirements that stockholders must follow in order to make either a director nomination or bring any other business at an annual or special meeting of the stockholders. Article I, Sections 2(b) and 11(a) explicitly provide that the provisions of these sections are the exclusive means for a stockholder to make nominations or submit other business, other than proposals governed by Rule 14a-8 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (which provides its own procedural requirements). Article I, Sections 2, 9 and 11 set forth the requirements, timing and information required to be provided to the Company about the stockholder making a nomination or proposing business and the information to be provided to the Company about any nominee for the Company’s Board of directors made by such stockholder.
Stockholder Nominations and Proposals for 2009 Annual Meeting. If a stockholder would like to make a proposal at the Company’s 2009 Annual Meeting, including the nomination of a director candidate, the Company must receive written notice of such proposal no later than the close of business on November 27, 2008 in order that it may be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting. Stockholders wishing to submit director nominations must deliver notice no earlier than December 2, 2008 and no later than the close of business on February 2, 2009. For a proposal other than director nominations (other than a proposal requested to be included in the Company’s Proxy Statement, as noted above) to be properly brought before the meeting by a stockholder, the stockholder must give timely notice thereof no earlier than February 6, 2009 and no later than March 23, 2009. All such notices must comply with the applicable provisions of the Company’s Amended and Restated Bylaws.
Any notice received by the Company after the above-referenced dates will be untimely. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Nominees recommended by stockholders of the Company in accordance with the Company’s advance notice provision will be considered by the Nominating and Corporate Governance Committee of the Company’s Board of Directors for recommendation for nomination by the Board.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
3.1 Amended and Restated Bylaws of Kansas City Southern (as adopted November 11, 2008), marked to show the changes resulting from the amendment and restatement reported in this Current Report on Form 8-K.
3.2 Amended and Restated Bylaws of Kansas City Southern (as adopted November 11, 2008).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANSAS CITY SOUTHERN
Date: November 17, 2008
	By:	/s/ Brian P. Banks
		Name:	Brian P. Banks
		Title:	Associate General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Kansas City Southern (as adopted November 11, 2008), marked to show the changes resulting from the amendment and restatement reported in this Current Report on Form 8-K.

3.2	Amended and Restated Bylaws of Kansas City Southern (as adopted November 11, 2008).